PART I - EXHIBIT 11
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER COMMON SHARE
(In thousands, except share data)
(Unaudited)


                                      Three months            Nine months
                                  ended September 30,     ended September 30,
                                 ----------------------  ----------------------
                                    1997        1996        1997        1996
                                 ----------  ----------  ----------  ----------
Primary:
   Net income                    $   15,767  $   13,812  $   40,813  $   37,846
                                 ==========  ==========  ==========  ==========

Shares:
   Weighted average common
      shares outstanding         18,708,707  19,249,818  18,847,740  19,178,501
   Dilutive effect of
      stock options                 458,285     333,344     431,924     355,953
                                 ----------  ----------  ----------  ----------
   Average common shares
      outstanding as adjusted    19,166,992  19,583,162  19,279,664  19,534,454
                                 ==========  ==========  ==========  ==========

Primary net income per
   common share                  $      .82  $      .71  $     2.12  $     1.94
                                 ==========  ==========  ==========  ==========

Assuming Full Dilution:
   Net income                    $   15,767  $   13,812  $   40,813  $   37,846
                                 ==========  ==========  ==========  ==========

Shares:
   Average common shares as
      adjusted for primary
      computation                19,166,992  19,583,162  19,279,664  19,534,454
   Additional dilutive effect
     of stock options                82,247      40,145     136,756      76,732
                                 ----------  ----------  ----------  ----------
   Average common shares
      outstanding as adjusted    19,249,239  19,623,307  19,416,420  19,611,186
                                 ==========  ==========  ==========  ==========

Net income per common share
   assuming full dilution        $      .82  $      .70  $     2.10  $     1.93
                                 ==========  ==========  ==========  ==========